Exhibit 10.26

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY AN OPINION OF COUNSEL TO THE HOLDER OF THIS CONVERTIBLE PROMISSORY NOTE OR SUCH SHARES TO SUCH EFFECT, WHICH COUNSEL AND THE SUBSTANCE OF WHICH OPINION SHALL BE ACCEPTABLE TO THE COMPANY.

CONVERTIBLE PROMISSORY NOTE

US$______________ Reddick, Florida

_____________, 2015

FOR VALUE RECEIVED, METROSPACES, INC., a Delaware corporation (the “Maker”), hereby promises to pay to the order of DIXIE ASSETS MANAGEMENT, INC. (the “Payee”), on the Maturity Date (as that term is hereinafter defined) at 11415 NW 123rd Lane, Reddick, FL 32686, in accordance with the terms herein set forth, the principal amount of _________________________________________ DOLLARS (US$____________), together with accrued and unpaid interest thereon. As used herein, the term “Maturity Date” shall mean the date which is one (1) year after the date hereof.

1.      Interest. This Convertible Promissory Note shall bear interest at the rate of ten percent (10.0%) per annum unless and until the occurrence of an Event of Default (as defined below) occurs. After an Event of default, this Convertible Promissory Note shall bear interest at a floating rate of interest which shall be twelve (12) percentage points over the WSJ Prime Rate, as announced by the Wall Street Journal from time to time. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall accrue and be payable on the Maturity Date. Interest shall be compounded annually after an Event of Default, but shall not be compounded prior thereto.

2.      Maturity. The full principal amount of this Convertible Promissory Note, together with accrued interest thereon, shall be due on the Maturity Date.

3.      Payment. Payment under this Convertible Promissory Note shall be in lawful money of the United States and in immediately available funds in accordance with the written instructions of Payee. In the absence of such instructions, Maker shall make the payment by check timely delivered to Payee at its address set forth above.

4.      Prepayment. This principal amount of this Convertible Promissory Note and any accrued and unpaid interest thereon may be prepaid, in whole or in part, at upon ten (10) days’ notice by Maker without penalty or premium. Partial prepayments shall be applied first to accrued and unpaid interest and then to principal.

5.      (a) Conversion. The Payee shall have the right, at its option, to convert, subject to the provisions of this Section 5, all or any portion of the unpaid principal amount of this Convertible Promissory Note and the interest accrued thereon (the sum of such unpaid principal amount and such accrued interest as it shall exist from time to time being the “Convertible Amount”) into the number of fully paid and nonassessable shares of the common stock, par value $0.000001 per share (“Common Stock”), as shall be equal to the portion of the Convertible Amount that the Payee desires to convert divided by the Conversion Price (as that term is hereinafter defined) by delivery of a notice of such conversion specifying the amount of the principal amount of and/or the interest accrued on this Convertible Promissory Note that Payee desires to convert (each a “Conversion Notice”, to the Maker at its address for notice. Maker shall not issue any fractional shares in connection with any conversion pursuant to this Section 5, but shall round up any fractional share to the next highest share. The shares deliverable upon any such conversion are referred to as “Shares”.

(b)       Delivery of Stock Certificates; Time Conversion Effective; No Adjustment for Interest or Dividends. As promptly as practicable after the delivery of a Conversion Notice, Maker shall deliver or cause to be delivered to or upon the written order of the Payee, certificates representing the number of fully paid and nonassessable Shares into which all or a portion of the Convertible Amount shall have been converted. Subject to the following provisions of this Subsection (b), such conversion shall be deemed to have been made at the close of business on the date on which a Conversion Notice shall have been delivered as provided in Subsection (a) of this Section 5 (the “Conversion Date”), so that the rights of the Payee under this Convertible Promissory Note as such (only to the extent that the Convertible Amount is converted) shall cease at such time and the person or persons entitled to receive the Shares upon such conversion shall be treated for all purposes as having become the record holder or holders of such Shares at such time; provided, however, that no such surrender on any date when the stock transfer books of Maker shall be closed shall be effective to constitute the person or persons entitled to receive Shares upon such conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open or Maker is required to effect such conversion.

No adjustments in respect of interest or cash dividends shall be made upon conversion of this Convertible Promissory Note.

(c)       Conversion Price. The Conversion Price for this Convertible Promissory Note shall be two and one-half percent (2.5%) of the Current Market Price, provided that the Conversion Price shall not be less than the par value of one share of Common Stock. As used in the previous sentence, the term “Current Market Price” shall mean the average of the daily closing price for a share of Common Stock for the three (3) consecutive trading days ending on the trading day immediately prior to the day on which a Conversion Notice is delivered pursuant to Subsection (a) of this Section 5. A trading day shall be any day on which the Common Stock is able to be traded on an organized securities market or trading system in the United States of America, whether or not the Common Stock actually is traded on such day. The closing price for each day shall be the last reported sales price, or, in case no reported sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Corporation or if, in the judgment of the Board of Directors of the Corporation, there exists no principal United States market for the Common Stock, then as determined by the Board of Directors of the Corporation.

(d)       Consolidation or Merger. If Maker shall at any time consolidate or merge with or into another corporation, the Payee shall thereafter be entitled to receive, upon conversion, the securities or property to which a holder of the number of Shares then deliverable upon such conversion would have been entitled upon such consolidation or merger. Maker shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be in relation to any securities or property thereafter deliverable upon the conversion of this Convertible Promissory Note including, but not limited to, obtaining a written acknowledgement from the continuing corporation or other appropriate corporation of its obligation to supply such securities or property upon such conversion. The sale of all or substantially all of the assets of Maker shall be deemed a consolidation or merger for the foregoing purposes.

(e)       Taxes on Conversion. The issuance of certificates for Shares upon the conversion of this Convertible Promissory Note shall be made without charge to the Payee for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Convertible Promissory Note; provided, however, that Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Payee and Maker shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Maker the amount of such tax or shall have established to the satisfaction of Maker that such tax has been paid.

(f) Limitation on Conversion. Payee shall not be entitled to exercise its right on conversion to the extent that the sum of (i) the number of shares of Common Stock then beneficially owned by Payee and its affiliates and (ii) the number of Shares issuable upon delivery a Conversion Notice would result in beneficial ownership by the Payee and its affiliates of more than 9.99% of the outstanding shares of Common Stock (the “Limit”) and a Conversion Notice relating to a number of Shares that, upon issuance, would cause such sum to exceed the Limit shall be deemed to relate to the largest number of Shares issuable to Payee without exceeding the Limit. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

6.       Covenant. Maker shall not amend Article VI of its certificate of incorporation or file any certificate of designation of its preferred stock without the prior written consent of Payee.

7.      Waiver of Demand, Etc. Payee waives demand, presentment, protest and notice of any kind and consents to the extension of time for payments or other indulgence with respect to this Convertible Promissory Note, all without notice.

8.      Remedies. If an Event of Default occurs and is continuing, Payee may, by written notice given to Maker, declare the principal of and accrued interest on this Convertible Promissory Note to be due and payable immediately; provided, however, that upon the occurrence of any Event of Default described in Section 9(d), the principal of and accrued interest on this Convertible Promissory Note shall automatically become due and payable immediately without the requirement notice or any other action on the part of Payee.

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9.      Events of Default. The term “Event of Default” means the occurrence of any one or more of the following events:

(a)    Maker shall fail to make full payment of principal or interest on the Maturity Date, and such failure shall continue unremedied for a period of five (5) days after written notice from Payee;

(b)      Maker shall contravene or take any measures to contravene its covenant set forth in Section 6;

(c)       Maker shall default in compliance with any of its obligations under this Convertible Promissory Note, other than its obligations to pay the principal amount of and the interest accrued on this Convertible Promissory Note on the Maturity Date and its obligations under Section 6, and such default shall continue for a period of fifteen (15) days after written notice from Payee, provided, however, that in the event that such default cannot with diligence be cured within said period, Payee shall have such period as is reasonable to cure such default;

(d)      Maker or any Subsidiary: (i) shall commence a voluntary case under any Bankruptcy Law (as hereinafter defined); (ii) shall become subject to an involuntary case under any Bankruptcy Law which is not withdrawn, discharged or stayed within sixty (60) days after the commencement thereof; (iii) shall consent to the appointment of a Custodian (as hereinafter defined) for a substantial portion of its property; (iv) shall become subject to the appointment of a Custodian for a substantial portion of its property, which appointment is not withdrawn, discharged or stayed within sixty (60) days after the appointment thereof; or (v) makes a general assignment for the benefit of its creditors; or

The term “Bankruptcy Law” means Title 7, Title 11 or Title 13 of the United States Code or any similar federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official acting, appointed or empowered under any Bankruptcy Law.

10.  Usury. In no event whatsoever shall the amount of interest paid or agreed to be paid to Payee exceed the maximum amount permissible under applicable law. If Payee shall receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal amount outstanding under this Convertible Promissory Note (without prepayment premium or penalty and without the requirement of notice of prepayment).

11.  Section Titles. The section titles in this Convertible Promissory Note have been inserted for reference only and shall not be deemed to be part hereof.

IN WITNESS WHEREOF, Maker has executed this Convertible Promissory Note as of the date first above written.

METROSPACES, INC.

By: _______________________

Oscar Brito

Senior Vice President

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